UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

10300 W. Charleston Las Vegas, NV 89135 (Address of principal executive offices) (zip code)

(702) 201-6450 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Pitts Employment Agreement

On September 28, 2018, we entered into an Employment Agreement with Kevin “Duke” Pitts. Pursuant to Mr. Pitts’ Employment Agreement, we have agreed to pay Mr. Pitts an annual base salary of $60,000, and he may receive employee stock options as determined by the Board of Directors. Mr. Pitts’ employment is “at will” and either party may terminate the agreement at any time.

If terminated without Cause or as a result of Constructive Termination, Mr. Pitts will receive severance equal to three months’ pay at his most recent Base Salary. If Mr. Pitts is terminated for Cause, Disability or death, or voluntarily resigns, he will not receive any severance, only unpaid salary as of the date of termination and vested benefits. The Employment Agreement includes non-compete and non-solicitation provisions that apply during the term of the Employment Agreement and for a period of one year after Mr. Pitts’ termination. Capitalized terms in this section not defined herein have the meaning given to such terms in the Employment Agreement.

Mr. Pitts’ Employment Agreement also requires that certain proprietary information of the Company be kept confidential. The Company will be the owner of certain intellectual property conceived or made by Mr. Pitts prior to termination of the Employment Agreement. Mr. Pitts’ Employment Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Employment Agreement which will be filed in our next Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin “Duke” Pitts

On September 28, 2018, Kevin “Duke” Pitts, age 59, was appointed to our Board of Directors and as our Chief Executive Officer and President. Mr. Pitts is a proven leader who has 30 years of senior management experience within a technology-driven industry. Mr. Pitts has been the President and Owner of Envision Enterprises, a consumer electronic integration business, where he has worked since 2007.

Earlier in his career, Mr. Pitts served as the Director of Direct Marketing at Dish Network, the well-known satellite television provider. His deep experience in senior management and marketing will be of great value to the Company.

See Item 1.01, above, for a description of the terms of our Employment Agreement with Mr. Pitts, which description is incorporated herein by reference.

Also on September 28, 2018, Mr. Pitts entered into a Stock Purchase Agreement with Patrick Stiles, the same day that Mr. Stiles resigned from his positions as our President and as a member of our Board of Directors. Pursuant to the Stock Purchase Agreement, Mr. Pitts purchased all of Mr. Stiles’ ownership interest in the Company, which consisted of 348,604 shares of our Series A Convertible Preferred Stock for $10,000.

Resignation of Patrick Stiles

On September 28, 2018, Patrick Stiles resigned as one of the members of our Board of Directors, and as our Chief Executive Officer and President. Mr. Stiles’ resignation did not involve any disagreement with the Company or other management relating to the Company’s operations, policies, practices or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Cloak Tech Inc.

Dated: October 4, 2018	/s/ William Bossung
By: William Bossung
Its: Chief Financial Officer and Secretary

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